SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2014

IMAGEWARE SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-15757	33-0224167
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10815 Rancho Bernardo Road, Suite 310, San Diego, California 92127
(Address of principal executive offices)

(619) 673-8600
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 1, 2014, ImageWare Systems, Inc. (the “Company”) began soliciting written consents from its shareholders pursuant to the Consent Solicitation Statement on Schedule 14A filed with the Securities and Exchange Commission on July 1, 2014 (the “Consent Solicitation Statement”), to approve an amendment to the Company’s 1999 Stock Option Plan (the “1999 Plan”) to increase the number of shares authorized for issuance thereunder from approximately 4.0 million to approximately 7.0 million (the “Amendment”). As of July 21, 2014, the Company had received written consents approving the Amendment from shareholders holding 48,948,236 shares of common stock and Series B Preferred Stock, or over 50% of the Company’s stockholders. As such, the Amendment was approved and the consent period is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGEWARE SYSTEMS, INC.

Date: July 22, 2014	By:	/s/ Wayne Wetherell
Wayne Wetherell
Chief Financial Officer